UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2010

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2010, C. Martin Harris, M.D. and Deborah Taylor Tate became members of the Board of Directors of HealthStream, Inc. Dr. Harris will serve as a Class III director, and Ms. Tate will serve as a Class I director. Dr. Harris and Ms. Tate will receive compensation in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption "Director Compensation" in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2010, and currently include a mixture of a cash retainer, cash paid for board and committee meetings attended, in person or by telephone, and equity-based awards consisting of non-qualified stock options.

Dr. Harris is not a party to any arrangement or understanding with any person pursuant to which Dr. Harris was selected as a director, nor is Dr. Harris a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Tate is not a party to any arrangement or understanding with any person pursuant to which Ms. Tate was selected as a director, nor is Ms. Tate a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointments of Dr. Harris and Ms. Tate to its Board, HealthStream, Inc. issued a press release on September 8, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of HealthStream, Inc. dated September 8, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

September 10, 2010	By:	Gerard Hayden

Name: Gerard Hayden
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of HealthStream, Inc. dated September 8, 2010.